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                                 212-450-4000

                                                               July 30, 1997






Re:      Registration Statement on Form S-1 (Registration No. 333-28539)


Quaker Holding Co.
277 Park Avenue
New York, NY 10172


Ladies and Gentlemen:

         We have acted as counsel to Quaker Holding Co. (the "Company") in connection with the Company's Registration Statement on Form S-1 (No. 333-28539) (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of up to 150,200 Units (the "Units"), consisting of Senior Discount Debentures due 2008 (the "Debentures") and Warrants (the "Warrants") to purchase shares of common stock of the Company, par value $0.01 per share (the "Common Stock"). The Debentures are to be issued under an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The Warrants are to be issued under a Warrant Agreement between the Company and State Street Bank and Trust Company (the "Warrant Agent").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including the form of resolutions (the "Resolutions") to be adopted by the Board of Directors of the Company relating to the Units, the Debentures, the Indenture, the Warrants, the Warrant Agreement and the Common Stock.

         Upon the basis of the foregoing, we are of the opinion that:




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                                   2                         July 30, 1997


         1. When the Resolutions are duly adopted by the Board of Directors of the Company, the Debentures will be duly authorized and, assuming the Indenture is duly executed and delivered by the Company and the Trustee, and the Debentures are duly executed, authenticated and issued in accordance with the Indenture, and delivered as part of the Units in accordance with the Underwriting Agreement referred to in the prospectus that is part of the Registration Statement, will be valid and binding obligations of the Company.

         2. When the Resolutions are duly adopted by the Board of Directors of the Company, the Warrants will be duly authorized and, assuming the Warrant Agreement is duly executed and delivered by the Company and the Warrant Agent, and the Warrants are duly executed in accordance with the Warrant Agreement and duly issued in accordance with the Warrant Agreement and delivered as part of the Units in accordance with the Underwriting Agreement referred to in the prospectus that is part of the Registration Statement, will be valid and binding obligations of the Company.

         3. When the Resolutions are duly adopted by the Board of Directors of the Company, the issuance of the Common Stock will be duly authorized and when issued and delivered in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

         4. When the Resolutions are duly adopted by the Board of Directors of the Company, the issuance of the Debentures and Warrants as Units will be validly authorized and when the Debentures are duly executed and authenticated in accordance with the Indenture with the Warrant Endorsement (as defined in the Indenture) endorsed thereon, and duly delivered against payment of the consideration therefor in accordance with the Underwriting Agreement referred to in the prospectus that is part of the Registration Statement will be valid and binding obligations of the Company.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in such Registration Statement, and any subsequent amendments, and in the related prospectus under the caption "Legal Matters" contained in the Registration Statement.




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                                       3                     July 30, 1997




                                   Very truly yours,